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                                                                    EXHIBIT 10G


                                    EXECUTIVE
                               INSURANCE AGREEMENT

                  THIS AGREEMENT made as of January 2, 2002, by and between Brush Engineered Materials Inc. (the "Corporation") and ________________(the "Executive").

                               W I T N E S S E T H

                  WHEREAS, the Executive is an employee of the Corporation and/or one or more subsidiaries or affiliated companies of the Corporation; and

                  WHEREAS, the Executive wishes to maintain life insurance protection in the event of his death, under a policy or policies of life insurance insuring his life (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which is issued by the insurance company described in Exhibit A (the "Insurer"); and

                  WHEREAS, in recognition of the management service that Executive has and is expected to render to the Corporation and/or one or more subsidiaries or affiliated companies of the Corporation, the Corporation is willing to assist the Executive in maintaining the life insurance protection by paying a portion of the premiums due on the Policy, on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Executive has purchased or will contemporaneously purchase the Policy from the Insurer in an amount sufficient to pay the death benefit stated in Article 3; and

                  WHEREAS, the Corporation requires that the Executive collaterally assign the Policy to the Corporation, in order to secure the repayment of the premiums which the Corporation will pay on the Policy as described in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Parties agree as follows:


                                    ARTICLE 1
                             OWNERSHIP OF THE POLICY

                  1.1 EXECUTIVE AS OWNER. The Executive shall be the sole and absolute owner of the Policy including all supplemental riders and endorsements thereto and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as otherwise provided in this Agreement.

                  1.2 FUTURE ACTIONS. (a) The Executive and the Corporation agree that they will take all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.


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                  (b) The Executive and the Corporation agree to treat the
Policy as a "life insurance contract" within the meaning of section 7702 of the Internal Revenue Code of 1986, as amended (the "Code"). Any reference to a section of the Code in this Agreement shall be read to refer also to any amendment from time to time to that section (including any successor provision(s)) and to regulations promulgated under such section (or any successor provision(s)). The Executive and the Corporation shall take no action to treat the Policy as or cause the Policy to be other than a life insurance contract within the meaning of section 7702 of the Code and shall take no action to cause the Policy to be or become a "modified endowment contract" within the meaning of section 7702A of the Code.

                  (c) The Executive and the Corporation agree to characterize Policy premiums paid by the Corporation as loans for tax purposes, including for purposes of (i) Internal Revenue Service ("IRS") Notice 2001-10 and any subsequent guidance supplementing or modifying IRS Notice 2001-10, (ii) section 7872 of the Code regarding loans with below-market interest rates, and (iii) wage withholding and reporting, and agree to treat the loans as "demand loans" for purposes of section 7872 of the Code. Neither the Executive nor the Corporation shall take any action that is not consistent with the characterization and treatment described in the immediately foregoing sentence. The Corporation shall annually furnish the Executive a statement of the amount of income reportable by the Executive for income tax purposes as a result of this Agreement.

                  1.3 ASSIGNMENT. The Executive agrees to execute an assignment (hereinafter the "Assignment") to the Corporation to secure the Corporation's rights under this Agreement, in the form of or similar to the form of Exhibit B. The Assignment shall set forth the rights of the Corporation in and with respect to the Policy pursuant to the terms and conditions of this Agreement. The Executive and the Corporation agree to be bound by the terms of the Assignment, and the Assignment shall not be terminated, altered or amended by the Executive prior to the Corporation receiving the "Corporate Interest" as defined in
Section 4.3, without the express written consent of the Corporation.

                  1.4 THE CORPORATION'S RIGHTS. The Corporation's rights with respect to the Policy shall be limited to:

                  (a) The right to receive from the cash value in the Policy the Corporate Interest as defined in Section 4.3 on a "Termination Event," as defined in Section 4.1;

                  (b) The right to receive the proceeds of the Policy as set forth in Section 3.2 (the "Corporation's Death Benefit Portion") on the death of the Executive; and

                  (c) The right to release the Assignment upon receipt of the Corporate Interest, as defined in Section 4.3.

                  1.5 EXECUTIVE'S RIGHTS. The Executive shall, as owner of the Policy, retain all other rights in the Policy not held by the Corporation pursuant to Section 1.4, including, but not limited to, the following:

                  (a) The right to cause the full or partial surrender of the Policy and to borrow against the cash values of the Policy following a Termination Event, as defined in


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         Section 4.1, and to succeed to full ownership of the Policy cash values after satisfaction of the Corporate Interest; provided, however, that the Executive shall give the Corporation thirty (30) days advance written notice of the exercise of such right; and

                  (b) The right to exercise all non-forfeiture or lapse option rights permitted by the terms of the Policy; and

                  (c) The right to designate and change the beneficiary or beneficiaries of the portion of the proceeds of the Policy payable, upon the death of the Executive, pursuant to Section 3.1 (the "Executive's Death Benefit Portion"); and

                  (d) The right to assign the Executive's rights in and with respect to the Policy.

Notwithstanding anything to the contrary in the immediately foregoing provisions of this Section 1.5, prior to the Corporation receiving the Corporate Interest, as defined in Section 4.3, the Executive shall not borrow against, surrender, cancel, assign, or transfer the Policy, nor terminate the dividend election thereof, if applicable, without the prior written consent of the Corporation (which consent the Corporation has the right to withhold in its sole and absolute discretion and/or to make such consent subject to such terms and conditions as the Corporation determines in its sole or absolute discretion).


                                    ARTICLE 2
                      INSURANCE AMOUNT; PAYMENT OF PREMIUMS
                          AND APPLICATION OF DIVIDENDS

                  2.1 INSURANCE AMOUNT. The Executive shall purchase a Policy sufficient to provide the death benefits as stated in Article 3 and to provide the Corporation with the Corporate Interest as stated in Section 4.3.

                  2.2 PREMIUM PAYMENT; TIMING. (a) The premiums (including all costs associated with all supplemental riders and endorsements to the Policy) (the "Premium") shall be paid by the Executive and the Corporation, with the amount or portion of a Premium payment to be paid by the Corporation to be determined from time to time by the Corporation in its sole and absolute discretion. The Corporation shall notify the Executive of any change in the amount or portion of a Premium payment that it will pay at least 30 days prior to the due date of the Premium payment. The Executive and the Corporation shall pay their respective portions of a Premium payment on the Policy to the Insurer on or before the due date of each Premium payment, and in any event, not later than the expiration of the grace period under the Policy for such Premium payment. Within 30 days following the Corporation's payment of its portion of a Premium payment, the Corporation shall furnish the Executive with written notice of such payment.

                  (b) The face amount of the Policy shall at all times be maintained by the Executive in an amount not less than the Corporate Interest, as defined in Section 4.3. If the face amount of the Policy falls below the amount of the Corporate Interest, as defined in Section 4.3, the Executive shall immediately either (i) make additional premium payments to increase the face amount of the Policy to an amount equal to or greater than the Corporate Interest, as defined



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in Section 4.3, or (ii) make payments to the Corporation to decrease the amount of the Corporate Interest, as defined in Section 4.3, to an amount equal to or less than the face amount of the Policy.

                  (c) The cash surrender value of the Policy shall at all times be maintained by the Executive in an amount not less than the Corporate Interest, as defined in Section 4.3. If the cash surrender value falls below the amount of the Corporate Interest, the Executive shall immediately either (i) make additional premium payments to increase the cash surrender value of the Policy to an amount equal to or greater than the Corporate Interest, as defined in Section 4.3, or (ii) make payments to the Corporation to decrease the amount of the Corporate Interest, as defined in Section 4.3, to an amount equal to or less than the cash surrender value of the Policy.

                  2.3 DIVIDEND. Any dividends declared on the Policy shall accumulate in the Policy and cannot be withdrawn prior to the Corporation receiving the Corporate Interest, as defined in Section 4.3. The parties agree that any dividend election provision of the Policy shall be consistent with this provision.


                                    ARTICLE 3
                         RIGHTS UPON DEATH OF EXECUTIVE

                  3.1 EXECUTIVE'S DEATH BENEFIT PORTION. If Executive dies prior to the Corporation receiving the Corporate Interest as defined in Section 4.3, the Executive's designated beneficiary or beneficiaries as set forth in the Policy shall be entitled to receive an amount equal to the net death benefit remaining after satisfaction of the Corporation's Death Benefit Portion under
Section 3.2. The initial total death benefit shall be as stated in Exhibit A.

                  3.2 THE CORPORATION'S DEATH BENEFIT PORTION. If the Executive dies prior to the Corporation receiving the Corporate Interest as defined in
Section 4.3, the Corporation shall be entitled to receive an amount equal to the Corporate Interest as defined in Section 4.3 and shall be designated a beneficiary under the Policy to such extent.


                                    ARTICLE 4
                      RIGHTS UPON TERMINATION OF AGREEMENT
                             OR SURRENDER OF POLICY

                  4.1 TERMINATION EVENT DEFINED. A "Termination Event" means (and shall automatically occur upon) any of the following events:

                  (a) the bankruptcy, receivership or dissolution of the Corporation;

                  (b) the Executive's termination of employment with the Corporation and all subsidiaries and affiliated companies of the Corporation other than as a result of becoming permanently and totally disabled as determined under the Corporation's long-term disability policy, except that Article 3 shall apply if Executive's termination of employment is caused by death;


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                  (c) following the Executive's termination of employment with the Corporation and all subsidiaries and affiliated companies of the Corporation as a result of becoming permanently and totally disabled as determined under the Corporation's long-term disability policy, upon 30 days advance written notice to the Executive by the Corporation;

                  (d) upon 30 days advance written notice to the Corporation by the Executive; or

                  (e) the written agreement of the Executive and the Corporation.

                  4.2 RIGHTS UPON TERMINATION EVENT. Upon a Termination Event as defined in Section 4.1, the Executive (or the Insurer on behalf of the Executive) shall pay to the Corporation the amount determined pursuant to
Section 4.3. Upon receipt of such amount from the Executive (or the Insurer on behalf of the Executive), the Corporation shall take all steps necessary to release the Assignment so that the Executive shall own the Policy free of all encumbrances thereon in favor of the Corporation required by this Agreement.

                  4.3 CORPORATE INTEREST. Upon a Termination Event as defined in
Section 4.1, the Corporation shall be entitled to receive an amount equal to (i) the cumulative Premiums paid by the Corporation, (ii) plus any unpaid Interest Amount, and (iii) less any payments made by the Executive to the Corporation in accordance with this Agreement (collectively the "Corporate Interest") from the Executive. If the Executive does not pay the Corporate Interest to the Corporation within 30 days from the date of a Termination Event as defined in
Section 4.1, the Corporation shall be entitled to access and receive the Corporate Interest from the cash surrender value of the Policy. If the cash surrender value of the Policy received by the Corporation is not sufficient to pay the Corporate Interest, the Corporation shall be entitled to the difference between the amount it received and the Corporate Interest from the Executive and such amount shall be immediately paid by the Executive to the Corporation.


                                    ARTICLE 5
                            ADMINISTRATIVE PROVISIONS

                  5.1 INSURER'S RESPONSIBILITY. The Insurer shall not be considered a party to this Agreement and shall not be bound hereby. No provision of this Agreement, or any amendment hereof, shall in any way enlarge, change, vary or affect the obligations of the Insurer as expressly provided in the Policy, except to the extent that this Agreement becomes a part of the Policy by acceptance of the Assignment by the Insurer.

                  5.2 AMENDMENT. This Agreement may be amended through written action of the Corporation with the written consent of the Executive.

                  5.3 NOTICE AND PAYMENTS. Any and all notices required to be given under the terms of this Agreement shall be given in writing and signed by the appropriate party, and shall be sent by certified mail, postage prepaid, to the appropriate address set forth below:


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                  (a)      to the Executive at:



                  (b)      to the Corporation at:

                           Brush Engineered Materials Inc.
                           17876 St. Clair Avenue
                           Cleveland, OH 44110
                           ATTN:  Corporate Secretary

Any payment to be made by the Executive to the Corporation shall be made by check made payable to Brush Engineered Materials Inc. and sent by certified mail, postage prepaid to the address set forth above for the Corporation.

                  5.4 HEIRS, SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Executive, his or her successors, heirs and the executors or administrators of the estate of the Executive, and to the Corporation and its successors. The Executive and the Corporation agree that either party may assign its interest under this Agreement, and any assignee shall be bound by the terms and conditions of this Agreement as if an original party hereto.

                  5.5 INTERPRETATION. This Agreement and the interests of the Executive and the Corporation hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

                  5.6 SEPARATE AGREEMENT. This Agreement and the interests of the Executive and the Corporation hereunder shall be interpreted and construed as a separate agreement that is independent of any plan, agreement, program or policy of either the Corporation or subsidiaries or affiliated companies of the Corporation. The benefits under this Agreement shall be independent of any benefits payable under any plan, agreement, program or policy of either the Corporation or subsidiaries or affiliated companies of the Corporation. The benefits paid under or in connection with this Agreement, including any death benefit and/or any bonus amount or tax gross-up payment in connection with this Agreement, shall not be counted in determining any benefit under any plan, agreement, program or policy of the Corporation or subsidiaries or affiliated companies of the Corporation.

                  5.7 TERMS. This Agreement shall be effective as of the date first above written, and shall continue until terminated as herein provided or until all covenants herein activated by the death of the Executive are fully carried out.

                  5.8 HEADINGS. Any headings or captions in this Agreement are for reference purposes only, and shall not expand, limit, change or affect the meaning of any provision of this Agreement.


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                  5.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

                  5.10 ERISA. The Executive and the Corporation agree that the Agreement is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). If and to the extent that this Agreement is subject to the requirements of ERISA, the Corporation shall have authority to control and manage the operation and administration of this Agreement and shall establish policies and procedures, including a claims procedure, as necessary to comply with the provisions of ERISA.

                  IN WITNESS WHEREOF, the parties hereto have signed this document as of the day and year first above written.

                                BRUSH ENGINEERED MATERIALS INC.

                                By
                                  ----------------------------------------------
                                Title:

                                And
                                   ---------------------------------------------
                                Title:





                                EXECUTIVE


                                _______________________________________________
                                Name:


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                                                                    EXHIBIT 10G


                                    EXHIBIT A


                  The following life insurance policy or policies is subject to the attached Agreement:



Insurer:

Owner:

Insured:

Policy Number:

Face Amount:

Dividend Option-

Date of Issue: January 2, 2002





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                                    EXHIBIT B
                                    ---------

                                   ASSIGNMENT


                  This Assignment made and entered into effective as of January 2, 2002, by ______________ as Owner of Life Insurance Policy Number(s) ______ to be issued by ____________________(the "Insurer") of 197 Clarendon St., Boston, MA 02117 and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy"), upon the life of the Owner, to Brush Engineered Materials Inc., its successors and assigns (the "Assignee"), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

                                   WITNESSETH:

                  WHEREAS, said Assignee has entered into an Executive Insurance Agreement (the "Agreement") with the Owner dated January 2, 2002, to assist the owner with the purchase of the Policy, by paying in its discretion a portion of the premiums (including costs associated with all supplemental riders and endorsements to the Policy) (the "Premium") due on the Policy; and

                  WHEREAS, upon the Assignee making said Premiums, the Assignee will have specific interests in said Policy, in accordance with the terms of the Agreement (referred to as the "Corporation's Death Benefit Portion" and the "Corporate Interest");

                  NOW, THEREFORE, for value received, the undersigned hereby assigns, transfers, and sets over specific policy rights to the Assignee, subject to the Agreement, and to the following terms and conditions:

                  1. The Assignee shall have the following rights:

                  (a) the right to receive the Corporate Interest, as defined in the Agreement, upon a Termination Event as defined in the Agreement;

                  (b) the right to receive the Corporation's Death Benefit Portion, as defined in the Agreement, on the death of the Owner; and

                  (c) the right to possession of the Policy.

                  2. Except as specifically granted hereto to the Assignee, the Owner will retain all incidents of ownership of the Policy; including, but not limited to the following:

                  (a) the right to cause the full or partial surrender of the Policy and to borrow against the cash values of the Policy provided that prior to the Corporation receiving the Corporate Interest as defined in Section 4.3, the Owner can exercise such right only with the consent of the Assignee;

                  (b) the right to change the dividend election provision of the Policy, provided that, prior to the Corporation receiving the Corporate Interest, as defined in the Agreement, the Owner can exercise such right only with the consent of the Assignee;

                  (c) the right to designate and change the beneficiary or beneficiaries of the Executive's Death Benefit Portion, as defined in the Agreement, of the Policy payable upon the death of the Owner; and

                  (d) the right to assign the rights, title and interest in and with respect to the Policy, subject to this collateral assignment agreement with the Assignee.

                  3. The Assignee will, upon request, forward the Policy without unreasonable delay to the Insurer for endorsement of any designation or change of beneficiary or election of a payment plan for Policy proceeds.

                  4. The Insurer is hereby authorized to recognize the Assignee's claim to rights hereunder without investigating the reason for such action by the Assignee, or the validity or the amount of the liabilities hereunder. The Assignee may exercise any of its rights on its sole signature, and the Insurer shall be fully discharged and such action shall be binding on all persons having an ownership or beneficial interest in the Policy.

                  5. Upon the full payment to the Assignee of the Corporate Interest, or in the event of the death of the Owner and the payment to the Assignee of the Corporation's Death Benefit Portion (as defined in the Agreement), this Assignment will terminate. The Insurer is deemed to have knowledge that this Assignment has terminated only upon receiving written notice of such event that is signed by the Assignee and Owner.

                  6. The Insurer shall not be responsible for the sufficiency or validity of this Assignment and is not a party to any split dollar agreement (or any other similar agreement) between the Assignee and the Owner. In the event of a conflict between the terms of the Agreement and this Assignment, the terms of this Assignment will control.

                  IN WITNESS WHEREOF, the undersigned Owner has executed this Assignment effective as of the date and year first described above.


------------------------------------      -------------------------------------
Witness                                   Owner


                  Received and duplicate filed by the Insurer at __________, __________, assuming no responsibility, however, as to its validity, and also reserving the right to require proof satisfactory to the Insurer of the respective interests of the Owner and the Assignee.


Date:                                     By:
     --------------------------------        -----------------------------------